SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: July 26, 2002


                           CompleTel Europe N.V.
             (Exact Name of Registrant as Specified in Charter)


    The Netherlands              000-30075                   98-0202823
     (State or other            (Commission                (IRS Employer
     jurisdiction of            File Number)               Identification #)
     incorporation)


                                  Blaak 16
                     3011 TA Rotterdam, The Netherlands
                  (Address of Principal Executive Office)


                              (31) 20 666 1701
            (Registrant's telephone number, including area code)




ITEM 5.  OTHER EVENTS.

         Pursuant to Rule 135c of the Securities Act of 1933, Completel Europe N.V. hereby files its press release, dated July 26, 2002. A copy of the press release is attached as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.

(c)      Exhibits

         99.1   Press release dated July 26, 2002.


                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                            COMPLETEL EUROPE N.V.


Date: July 26, 2002                         By: /s/ John Hugo
                                                -------------------------
                                               John Hugo
                                               Corporate Controller
                                               (Principal Accounting Officer)

                                                               EXHIBIT 99.1


NEWS RELEASE
Completel Europe N.V.                  Investor Contact:
Blaak 16                               Stefan Sater, Director Investor Relations
3011 TA Rotterdam                      Tel: +33 1 72 92 20 43
The Netherlands                        e-mail : s.sater@completel.fr
+31 20 666 1701
(ParisBourse: CTL)
July 26, 2002


                 COMPLETEL PROPOSES ISSUANCE OF WARRANTS TO
                           EXISTING SHAREHOLDERS

PARIS, July 26, 2002 - Completel announced today that it proposes to issue warrants to its existing shareholders prior to the consummation of its proposed recapitalization. Completel anticipates that the warrants would be issued to its shareholders of record on the earlier of the day before any shares are issued in its proposed recapitalization and September 26, 2002, and would be exercisable from December 15, 2002 through the fifteenth day following the publication of Completel's audited annual financial statements, currently scheduled to occur in February 2003.

Completel anticipates that the warrants would carry the right to subscribe to up to an aggregate of approximately 222.7 million of its ordinary shares (approximately 333,000 shares after giving effect to the proposed 670-to-one reverse share split that it is submitting for approval by its shareholders at an extraordinary general meeting to be held in August). The proposal to issue the warrants is intended to comply with requests from French securities market authorities in relation to the proposed listing on Euronext Paris of Completel ordinary shares and preferred shares to be issued in the recapitalization. Completel's largest shareholders, Madison Dearborn Partners, Meritage Private Equity Funds ("Meritage") and DeGeorge Telcom Holdings ("DeGeorge Telcom"), as well as the members of Completel's Supervisory and Management Boards and certain senior management employees, have each agreed to waive any right to be granted warrants.

Additional specific terms of the warrants have yet to be established and are in any event subject to both the approval of French securities market authorities and to Completel's successful negotiation of an amendment to the Restructuring Agreement it entered into in May with Meritage, DeGeorge Telcom and the holders of approximately 83% of its outstanding debt securities. Completel anticipates, however, that the exercise price under the Warrants would be equal to the greater of (euro)0.015 per ordinary share issuable under the warrants and the par value of those shares (currently (euro)0.10 per share). If Completel's proposed recapitalization and 670-to-one reverse share split take place, the exercise price under the warrants would therefore be (euro)10.05 per ordinary share. The issuance of the warrants, however, would not be contingent upon any vote of Completel's shareholders and would become exercisable whether or not Completel completes its proposed recapitalization.

Completel anticipates that the warrants would be structured so that their exercise would qualify for the safe harbor from the registration provisions of the U.S. Securities Act of 1933 provided by Regulation S for offers and sales of securities outside the United States.

Neither the proposed warrants nor the underlying ordinary shares for which they would be exercisable have been or will be registered under the United States Securities Act of 1933. Accordingly the warrants will not be exercisable in the United States and the ordinary shares underlying the warrants may not be offered or sold in the United States absent an applicable exemption from registration requirements.

NOTE:
Certain information in this press release constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. Such statements are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's achievements to differ materially from those forecasted or suggested in this press release. The most important of these factors are Completel's potential inability to obtain the approval of the French securities market authorities in relation to the terms of the warrants or their proposed listing on Euronext Paris, the approval of Euronext Paris in relation to that listing, or the approval of the parties to its Restructuring Agreement of the terms of the warrants and their issuance. For a more detailed discussion of the risks affecting the Company, please refer to Completel's prospectuses and 10-K,10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.

 Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                          Tel : +33 1 72 92 20 00
                             www.completel.com